Exhibit 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended December 31, 2016

NEW YORK, NY -- (Marketwired - February 09, 2017) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announces today financial results for the first fiscal quarter ended December 31, 2016.

HIGHLIGHTS
Quarter ended December 31, 2016
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $   656.9
  Net assets                                                      $   377.1
  Net asset value per share                                       $   14.11
  Credit Facility                                                 $   299.9

Yield on debt investments at quarter-end                                7.9%

Operating Results:
  Net investment income                                           $     6.8
  GAAP net investment income per share                            $    0.26
  Capital gain incentive fee accrued but not payable per share    $    0.02
  Core net investment income per share (1)                        $    0.28
  Distributions declared per share                                $   0.285

Portfolio Activity:
  Purchases of investments                                        $   124.8
  Sales and repayments of investments                             $    70.4

  Number of new portfolio companies invested                             12
  Number of existing portfolio companies invested                        13
  Number of portfolio companies at quarter-end                           98

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 10, 2017

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, February 10, 2017 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 297-0339 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2337. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through February 24, 2017 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #2019530.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2016, our portfolio totaled $656.9 million and consisted of $600.1 million of senior secured debt, $36.9 million of second lien secured debt and $19.9 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 98% variable-rate investments (including 95% with a floor) and 2% fixed-rate investments. As of December 31, 2016, we had no investments that were on non-accrual. Overall, the portfolio had net unrealized appreciation of $3.5 million. Our overall portfolio consisted of 98 companies with an average investment size of $6.7 million, had a weighted average yield on debt investments of 7.9%, and was invested 91% in senior secured debt, 6% in second lien secured debt and 3% in subordinated debt, preferred and common equity.

As of September 30, 2016, our portfolio totaled $598.9 million and consisted of $548.4 million of senior secured debt, $36.6 million of second lien secured debt and $13.9 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 99% variable-rate investments (including 94% with a floor) and 1% fixed-rate investments. As of September 30, 2016, we had one company on non-accrual, representing 0.2% and 0.1% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $1.0 million. Our overall portfolio consisted of 98 companies with an average investment size of $6.1 million, had a weighted average yield on debt investments of 7.8%, and was invested 92% in senior secured debt, 6% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

For the three months ended December 31, 2016, we invested $124.8 million in 12 new and 13 existing portfolio companies with a weighted average yield on debt investments of 7.6%. Sales and repayments of investments for the three months ended December 31, 2016 totaled $70.4 million.

For the three months ended December 31, 2015, we invested $99.2 million in ten new and five existing portfolio companies with a weighted average yield on debt investments of 8.4%. Sales and repayments of investments for the three months ended December 31, 2015 totaled $26.9 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2016 and 2015.

Investment Income

Investment income for the three months ended December 31, 2016 was $12.6 million and was attributable to $11.2 million from senior secured debt and $1.4 million from second lien secured debt and subordinated debt, respectively. Investment income for the three months ended December 31, 2015 was $8.8 million and was attributable to $7.3 million from senior secured debt and $1.5 million from second lien secured debt and subordinated debt, respectively. The increase in investment income compared to the same period in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three months ended December 31, 2016 totaled $5.8 million. Base management fee for the same period totaled $1.6 million, incentive fee totaled $1.5 million (including $0.6 million on unrealized gains accrued but not payable), expenses on our multi-currency, senior secured revolving credit facility, or the Credit Facility, totaled $1.8 million and general and administrative expenses totaled $0.9 million. Expenses for the three months ended December 31, 2015 totaled $3.7 million. Base management fee for the same period totaled $1.1 million, incentive fee totaled zero, Credit Facility expenses totaled $1.8 million (including $0.9 million of Credit Facility amendment expenses) and general and administrative expenses totaled $0.8 million. The increase in expenses compared with the same period in the prior year was primarily due to increases in base management and incentive fees as a result of the growth of our portfolio.

Net Investment Income

Net investment income totaled $6.8 million, or $0.26 per share, for the three months ended December 31, 2016, and $5.1 million, or $0.19 per share, for the three months ended December 31, 2015. Core net investment income, a non-GAAP financial measure that excludes capital gain incentive fee accruals not payable, totaled $7.4 million and $6.0 million, or $0.28 and $0.22 per share, for the three months ended December 31, 2016 and 2015, respectively. The increase in net investment income compared to the same period in the prior year was primarily due to the growth of our portfolio.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2016 totaled $70.4 million and realized gains totaled $0.5 million. Sales and repayments of investments totaled $26.9 million and realized losses totaled $3.2 million for the three months ended December 31, 2015. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended December 31, 2016 and 2015, we reported net unrealized appreciation (depreciation) on investments of $2.5 million and $(0.7) million, respectively. As of December 31, 2016 and September 30, 2016, our net unrealized appreciation on investments totaled $3.5 million and $1.0 million, respectively. The net change in unrealized appreciation on our investments was driven primarily by changes in capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized depreciation (appreciation) on investments that were sold.

For the three months ended December 31, 2016 and 2015, we reported net unrealized (appreciation) depreciation on our Credit Facility of $(1.1) million and $0.6 million, respectively. The change compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $8.8 million, or $0.33 per share, for the three months ended December 31, 2016. This compares to a net change in net assets resulting from operations of $1.7 million, or $0.07 per share, for the three months ended December 31, 2015. The increase in the net change in net assets from operations compared to the same period in the prior year reflects the change in portfolio investment valuation during the reporting period and the change in net realized losses during the current period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2016 and September 30, 2016, we had $299.3 million and $232.9 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had an interest rate of 2.74% and 2.57%, as of December 31, 2016 and September 30, 2016, respectively, excluding the undrawn commitment fees of 0.375%. The annualized weighted average cost of debt for the three months ended December 31, 2016 and 2015, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 2.91% and 5.95%, respectively.

As of December 31, 2016 and September 30, 2016, we had $50.7 million and $117.1 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

At December 31, 2016 and September 30, 2016, we had cash equivalents of $24.2 million and $28.9 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $63.5 million for the three months ended December 31, 2016, and our financing activities provided cash of $58.8 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facility.

Our operating activities used cash of $66.5 million for the three months ended December 31, 2015, and our financing activities provided cash of $59.1 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net borrowings under the Credit Facility.

DISTRIBUTIONS

During the three months ended December 31, 2016 and 2015, we declared distributions of $0.285 and $0.285 per share, respectively, for total distributions of $7.6 million and $7.6 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                              December 31,    September 30,
                                                  2016            2016
                                               (unaudited)
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost--$653,340,297 and $597,910,267,
   respectively)                             $  656,868,887  $  598,887,525
Cash and cash equivalents (cost--$24,201,258
 and $28,903,359, respectively)                  24,203,565      28,910,973
Interest receivable                               3,088,719       2,480,406
Receivable for investments sold                  11,357,601               -
Prepaid expenses and other assets                 1,088,475       1,141,191
                                             --------------  --------------
    Total assets                                696,607,247     631,420,095
                                             --------------  --------------
Liabilities
Distributions payable                             2,539,357       2,539,357
Payable for investments purchased                11,827,362      14,935,970
Credit Facility payable (cost--$299,309,500
 and $232,907,500, respectively)                299,859,712     232,389,498
Interest payable on Credit Facility                 672,625         531,926
Management fee payable                            1,595,726       1,458,625
Performance-based incentive fee payable           2,602,140       3,454,914
Accrued other expenses                              372,659         202,977
                                             --------------  --------------
    Total liabilities                           319,469,581     255,513,267
                                             --------------  --------------
Commitments and contingencies                             -               -
Net assets
Common stock, 26,730,074 shares issued and
 outstanding
  Par value $0.001 per share and 100,000,000
   shares authorized                                 26,730          26,730
Paid-in capital in excess of par value          371,194,366     371,194,366
Undistributed net investment income               3,763,272       4,559,646
Accumulated net realized loss on investments       (827,387)     (1,376,788)
Net unrealized appreciation on investments        3,530,897         984,872
Net unrealized (appreciation) depreciation on
 Credit Facility                                   (550,212)        518,002
                                             --------------  --------------
    Total net assets                         $  377,137,666  $  375,906,828
                                             --------------  --------------
    Total liabilities and net assets         $  696,607,247  $  631,420,095
                                             ==============  ==============
Net asset value per share                    $        14.11  $        14.06
                                             ==============  ==============

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                                               Three Months Ended December
                                                           31,
                                             ------------------------------
                                                  2016            2015
                                             --------------  --------------
Investment income:
From non-controlled, non-affiliated
 investments:
  Interest                                   $   11,951,835  $    8,612,862
  Other income                                      679,433         102,685
From controlled, affiliated investments:
  Interest                                                -          40,933
                                             --------------  --------------
  Total investment income                        12,631,268       8,756,480
                                             --------------  --------------
Expenses:
  Base management fee                             1,595,727       1,077,741
  Performance-based incentive fee                 1,469,369          (2,936)
  Interest and expenses on Credit Facility        1,800,725         939,682
  Administrative services expenses                  561,250         200,000
  Other general and administrative expenses         357,500         548,313
                                             --------------  --------------
  Expenses before provision for taxes and
   amendment costs                                5,784,571       2,762,800
  Provision for taxes                                25,000               -
  Credit Facility amendment costs                         -         907,722
                                             --------------  --------------
  Total expenses                                  5,809,571       3,670,522
                                             --------------  --------------
  Net investment income                           6,821,697       5,085,958
                                             --------------  --------------
Realized and unrealized gain (loss) on
 investments and Credit Facility:
Net realized gain (loss) on investments             549,401      (3,232,008)
Net change in unrealized appreciation
 (depreciation) on:
  Non-controlled, non-affiliated investments      2,546,025        (708,946)
  Credit Facility (appreciation) depreciation    (1,068,214)        601,875
                                             --------------  --------------
  Net change in unrealized appreciation
   (depreciation) on investments and Credit
   Facility                                       1,477,811        (107,071)
                                             --------------  --------------
Net realized and unrealized gain (loss) from
 investments and Credit Facility                  2,027,212      (3,339,079)
                                             --------------  --------------
Net increase in net assets resulting from
 operations                                  $    8,848,909  $    1,746,879
                                             ==============  ==============
Net increase in net assets resulting from
 operations per common share                 $         0.33  $         0.07
                                             ==============  ==============
Net investment income per common share       $         0.26  $         0.19
                                             ==============  ==============

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
 PennantPark Floating Rate Capital Ltd.
 Reception: (212) 905-1000
 www.pennantpark.com